Exhibit 99.1

Media Inquiries:	Investor Inquiries:
Chuck Hartlage	Thierry Denis
419.248.5395	419.248.5748

Owens Corning Reports Fourth-Quarter and Full-Year 2015 Results

Company Grows 2015 Adjusted Earnings by 46% with Strong Free Cash Flow;
All Businesses Deliver Improved Performance

•	Composites delivered $44 million of EBIT in the quarter; achieved 12% full-year EBIT margins

•	Roofing grew EBIT by $21 million for the quarter; delivered mid-teen EBIT margins for 2015

•	Insulation delivered $70 million EBIT for the quarter, the 18th consecutive quarter of EBIT improvement

•	Board of Directors increased the dividend by 6% on strong free cash flow performance

TOLEDO, Ohio - February 10, 2016 - Owens Corning (NYSE: OC) today reported consolidated net sales of $5.4 billion in 2015, compared to net sales of $5.3 billion in 2014.

Fourth-quarter 2015 adjusted earnings were $79 million, or $0.66 per diluted share, compared with $55 million, or $0.47 per diluted share, during the same period one year ago. The company reported net earnings of $109 million, or $0.92 per diluted share, in the fourth quarter of 2015, compared with net earnings of $33 million, or $0.28 per diluted share, in 2014.

Full-year 2015 adjusted earnings were $304 million, or $2.57 per diluted share, compared to adjusted earnings of $208 million, or $1.76 per diluted share, in 2014. Net earnings in 2015 were $330 million, or $2.79 per diluted share, compared to net earnings of $226 million, or $1.91 per diluted share last year.
(See Table 6 for a discussion and reconciliation of these items.)

“Owens Corning delivered an outstanding year with $550 million of adjusted EBIT,” said Chairman and Chief Executive Officer Mike Thaman. “Strong operational and commercial execution drove significant earnings growth in all three of our businesses, resulting in the best year of earnings growth in the history of our company.”

Dividend Increase

The Board of Directors has declared a quarterly dividend of $0.18 per common share payable on April 4, 2016, to shareholders of record as of March 11, 2016, a 6% increase from the prior dividend.

Consolidated Fourth-Quarter and Full-Year 2015 Results

•
Owens Corning continued to maintain a very high level of safety performance in 2015 with injuries decreasing from 2014. Owens Corning had 85% fewer injuries than the average manufacturing company as measured against the rates published by the U.S. Department of Labor.

•
Adjusted earnings before interest and taxes (EBIT) in the fourth quarter of 2015 were $136 million, up from $107 million in 2014. EBIT for the fourth quarter was $138 million, compared with $104 million during the same period in 2014 (See Table 2).

•
Full-year adjusted EBIT was $550 million in 2015, compared with adjusted EBIT of $412 million in 2014. Full-year EBIT in 2015 was $548 million, compared to $392 million in 2014. (See Table 2 for a reconciliation of these items)

•	Full-year free cash flow was $341 million in 2015, compared with $50 million in 2014. (See Table 7)

Outlook

We anticipate all three businesses will grow earnings in 2016 based on consensus expectations for U.S. housing starts and moderate global growth.

In Composites, we expect continued growth in the glass fiber market driven by moderate global industrial production growth. Following very strong earnings growth in 2015, we expect Composites to increase EBIT by at least $20 million in 2016, on price and volume improvements.

In Roofing, we anticipate modest market growth in 2016, primarily driven by growth in new construction markets. Weaker oil prices should provide opportunity for further asphalt cost deflation.

In Insulation, the company expects revenue growth will be slightly weaker than the growth experienced in 2015. While we expect margin expansion, the magnitude of the improvement could fall below that experienced in 2015 and is dependent upon the progression of pricing and volume in the U.S. residential new construction market.

The company estimates an effective tax rate of 32 percent to 34 percent, and a cash tax rate of 10 percent to 12 percent on adjusted pre-tax earnings, due to the company’s $2.0 billion U.S. tax net operating loss carryforward.

The company expects general corporate expenses to be $120 million to $130 million in 2016. Capital additions in 2016 are expected to total approximately $385 million, including an estimated $50 million for the completion of the previously announced mineral fiber insulation facility. Interest expense is expected to be about $110 million.

Next Earnings Announcement

First-quarter 2016 results will be announced on Wednesday, April 27, 2016.

Conference Call and Presentation

Wednesday, February 10, 2016
11 a.m. Eastern Time

All Callers
Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.
Entry number: 275-4896 (Please dial in 10-15 minutes before conference call start time)
Live webcast: http://services.choruscall.com/links/oc160210

Telephone and Webcast Replay
Telephone replay will be available one hour after the end of the call through Feb. 17, 2016. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.
Conference replay number: 100-790-81
Replay available at http://services.choruscall.com/links/oc160210 Webcast replay available until Feb. 10, 2017

About Owens Corning
Owens Corning (NYSE: OC) develops, manufactures and markets insulation, roofing, and fiberglass composites. Global in scope and human in scale, the company’s market-leading businesses use their deep expertise in materials, manufacturing and building science to develop products and systems that save energy and improve comfort in commercial and residential buildings. Through its glass reinforcements business, the company makes thousands of products lighter, stronger and more durable. Ultimately, Owens Corning people and products make the world a better place. Based in Toledo, Ohio, Owens Corning posted 2015 sales of $5.4 billion and employs about 15,000 people in 25 countries. It has been a Fortune 500® company for 61 consecutive years. For more information, please visit www.owenscorning.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial construction activity; competitive and pricing factors; levels of global industrial production; demand for our products; relationships with key customers; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; foreign exchange and commodity price fluctuations, our level of indebtedness; weather conditions; availability and cost of credit; availability and cost of energy and raw materials; issues involving implementation and protection of information technology systems; domestic and international economic and political conditions, including new legislation or other governmental actions; labor disputes, legal and regulatory proceedings, including litigation; research and development activities and intellectual property protection; interest rate movements; our ability to utilize net operating loss carry-forwards; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; defined benefit plan funding obligations; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of February 10, 2016, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
NET SALES	$1,297	$1,257	$5,350	$5,260
COST OF SALES	1,001	1,014	4,197	4,284
Gross margin	296	243	1,153	976
OPERATING EXPENSES
Marketing and administrative expenses	136	115	525	487
Science and technology expenses	20	19	73	76
Charges related to cost reduction actions	(1)	6	(6)	37
Other expenses (income), net	3	(1)	13	(16)
Total operating expenses	158	139	605	584
EARNINGS BEFORE INTEREST AND TAXES	138	104	548	392
Interest expense, net	20	28	100	114
(Gain) loss on extinguishment of debt	—	46	(5)	46
EARNINGS BEFORE TAXES	118	30	453	232
Less: Income tax (benefit) expense	8	(4)	120	5
Equity in net earnings of affiliates	—	—	1	1
NET EARNINGS	110	34	334	228
Less: Net earnings attributable to noncontrolling interests	1	1	4	2
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$109	$33	$330	$226
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$0.94	$0.28	$2.82	$1.92
Diluted	$0.92	$0.28	$2.79	$1.91
Dividend	$0.17	$0.16	$0.68	$0.64
WEIGHTED AVERAGE COMMON SHARES
Basic	116.2	117.5	117.2	117.5
Diluted	117.3	118.1	118.2	118.3

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting items are shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Charges related to cost reduction actions and related items	$2	$(3)	$(2)	$(36)
Net loss on sale of European Stone Business	—	—	—	(20)
Impairment loss on Alcala, Spain facility held for sale	—	—	—	(3)
Gain on sale of Hangzhou, China facility	—	—	—	45
Net loss related to Hurricane Sandy	—	—	—	(6)
Total adjusting items	$2	$(3)	$(2)	$(20)

The reconciliation from net earnings attributable to Owens Corning to Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$109	$33	$330	$226
Less: Net earnings attributable to noncontrolling interests	1	1	4	2
NET EARNINGS	110	34	334	228
Equity in net earnings of affiliates	—	—	1	1
Income tax (benefit) expense	8	(4)	120	5
EARNINGS BEFORE TAXES	118	30	453	232
Interest expense, net	20	28	100	114
Gain (loss) on extinguishment of debt	—	46	(5)	46
EARNINGS BEFORE INTEREST AND TAXES	138	104	548	392
Less: adjusting items from above	2	(3)	(2)	(20)
ADJUSTED EBIT	$136	$107	$550	$412

For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measure resulting from these adjustments is used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Although management believes that these adjustments result in a measure that provides it a useful representation of its operational performance, the adjusted measure should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.

Table 3
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Twelve Months Ended December 31,
	2015	2014
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$334	$228
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	300	304
Gain on sale of assets or affiliates	(2)	(55)
Net loss on sale of European Stone business	—	20
Proceeds from Hurricane Sandy insurance claims	—	—
Deferred income taxes	64	(15)
Provision for pension and other employee benefits liabilities	15	18
Stock-based compensation expense	30	29
Other non-cash	(11)	(30)
Loss (gain) on extinguishment of debt	(5)	46
Change in working capital accounts:
Changes in receivables, net	(71)	(10)
Changes in inventories	150	(29)
Changes in accounts payable and accrued liabilities	28	3
Changes in other current assets	(19)	(3)
Pension fund contribution	(60)	(52)
Payments for other employee benefits liabilities	(20)	(22)
Other	9	20
Net cash flow provided by operating activities	742	452
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant and equipment	(393)	(374)
Derivative settlements	4	5
Proceeds from the sale of assets or affiliates	20	65
Investment in subsidiaries and affiliates, net of cash acquired	—	(12)
Purchases of alloy	(8)	(28)
Proceeds from sale of alloy	8	47
Net cash flow used for investing activities	(369)	(297)
NET CASH FLOW USED FOR FINANCING ACTIVITIES
Proceeds from senior revolving credit and receivables securitization facilities	1,546	1,276
Payments on senior revolving credit and receivables securitization facilities	(1,652)	(1,344)
Proceeds from long-term debt	—	390
Payments on long-term debt	(8)	(402)
Dividends paid	(78)	(56)
Net increase (decrease) in short-term debt	(22)	30
Purchases of treasury stock	(138)	(44)
Other	19	8
Net cash flow used for financing activities	(333)	(142)
Effect of exchange rate changes on cash	(11)	(3)
Net increase in cash and cash equivalents	29	10
Cash and cash equivalents at beginning of period	67	57
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$96	$67
DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for income taxes	$33	$19
Cash paid during the year for interest	$113	$122

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

	December 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$96	$67
Receivables, less allowances of $8 at December 31, 2015 and $10 at December 31, 2014	709	674
Inventories	644	817
Assets held for sale – current	12	16
Other current assets	77	233
Total current assets	1,538	1,807
Property, plant and equipment, net	2,956	2,899
Goodwill	1,167	1,168
Intangible assets, net	999	1,017
Deferred income taxes	492	444
Other non-current assets	228	207
TOTAL ASSETS	$7,380	$7,542
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$948	$949
Short-term debt	6	31
Long-term debt – current portion	163	3
Total current liabilities	1,117	983
Long-term debt, net of current portion	1,702	1,978
Pension plan liability	397	447
Other employee benefits liability	240	252
Deferred income taxes	8	22
Other liabilities	137	130
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	3,965	3,954
Accumulated earnings	1,055	805
Accumulated other comprehensive deficit	(670)	(550)
Cost of common stock in treasury (c)	(612)	(518)
Total Owens Corning stockholders’ equity	3,739	3,692
Noncontrolling interests	40	38
Total equity	3,779	3,730
TOTAL LIABILITIES AND EQUITY	$7,380	$7,542

(a)10 shares authorized; none issued or outstanding at December 31, 2015 and December 31, 2014

(b)	400 shares authorized; 135.5 issued and 115.9 outstanding at December 31, 2015; 135.5 issued and 117.8 outstanding December 31, 2014
(c)    19.6 shares at December 31, 2015 and 17.7 shares at December 31, 2014

Table 5
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
Please refer to Table 8 for discussion of a revision to previously reported net sales of the Composites segment for 2015 and 2014. The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net sales	$445	$460	$1,902	$1,919
% change from prior year	(3)%	—%	(1)%	4%
EBIT	$44	$53	$232	$149
EBIT as a % of net sales	10%	12%	12%	8%
Depreciation and amortization expense	$33	$30	$125	$129

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net sales	$518	$490	$1,850	$1,746
% change from prior year	6%	5%	6%	6%
EBIT	$70	$46	$160	$108
EBIT as a % of net sales	14%	9%	9%	6%
Depreciation and amortization expense	$26	$25	$101	$101

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Net sales	$368	$340	$1,766	$1,748
% change from prior year	8%	(11)%	1%	(11)%
EBIT	$53	$32	$266	$232
EBIT as a % of net sales	14%	9%	15%	13%
Depreciation and amortization expense	$10	$9	$39	$39

Table 5
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Charges related to cost reduction actions and related items	$2	$(3)	$(2)	$(36)
Net loss on sale of European Stone Business	—	—	—	(20)
Impairment loss on Alcala, Spain facility held for sale	—	—	—	(3)
Gain on sale of Hangzhou, China facility	—	—	—	45
Net loss related to Hurricane Sandy	—	—	—	(6)
General corporate expense and other	(31)	(24)	(108)	(77)
EBIT	$(29)	$(27)	$(110)	$(97)
Depreciation and amortization	$7	$11	$35	$35

Table 6
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not the result of current operations. The adjusted financial measures resulting from these adjustments are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance and related employee compensation measures. Although management believes that these adjustments result in measures that provide it a useful representation of its operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with accounting principles generally accepted in the United States.
A reconciliation from net earnings attributable to Owens Corning to Adjusted Earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
RECONCILIATION TO ADJUSTED EARNINGS
Net earnings attributable to Owens Corning	$18	$120	$91	$21	$112	$52	$109	$33	$330	$226
Adjustment to remove adjusting items, net of tax**	1	(22)	—	21	2	18	(2)	31	1	48
Adjustment to remove significant tax reserve reversals*	—	(74)	—	—	—	—	(27)	8	(27)	(66)
Adjustment to tax expense (benefit) to reflect pro forma tax rate*	3	11	(1)	3	(1)	3	(1)	(17)	—	—
ADJUSTED EARNINGS	$22	$35	$90	$45	$113	$73	$79	$55	$304	$208

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.15	$1.01	$0.77	$0.18	$0.95	$0.44	$0.92	$0.28	$2.79	$1.91
Adjustment to remove adjusting items, net of tax**	0.01	(0.19)	—	0.18	0.02	0.15	(0.02)	0.26	0.01	0.40
Adjustment to remove significant tax reserve reversals*	—	(0.62)	—	—	—	—	(0.23)	0.07	(0.23)	(0.55)
Adjustment to tax expense (benefit) to reflect pro forma tax rate*	0.03	0.09	(0.01)	0.02	(0.01)	0.03	(0.01)	(0.14)	—	—
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$0.19	$0.29	$0.76	$0.38	$0.96	$0.62	$0.66	$0.47	$2.57	$1.76

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted average shares outstanding used for basic earnings per share	117.8	117.8	117.5	117.4	117.2	117.4	116.2	117.5	117.2	117.5
Non-vested restricted shares and performance shares	0.3	0.4	0.4	0.4	0.7	0.4	0.7	0.4	0.6	0.4
Options to purchase common stock	0.4	0.5	0.4	0.5	0.4	0.3	0.4	0.2	0.4	0.4
Diluted shares outstanding	118.5	118.7	118.3	118.3	118.3	118.1	117.3	118.1	118.2	118.3

*
For comparability, in 2015, we have used an effective tax rate of 33% that excludes the reversal of a valuation allowance recorded in prior years against certain Canadian net deferred tax assets. In 2014, we have used an effective tax rate of 30% that excludes the resolution of a significant uncertain tax position and the reversal of a valuation allowance recorded in prior years against certain European net deferred tax assets.

**	Adjusting items in 2014 include extinguishment of debt.

Table 7
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedules
(unaudited)

The following non-GAAP measures are intended to supplement investors' understanding of the Company's financial information. Free cash flow and free cash flow conversion of adjusted earnings are measures used by investors, financial analysts and management to help evaluate the Company's ability to use cash to pursue opportunities that enhance shareholder value. Free cash flow and free cash flow conversion of adjusted earnings are used internally by the Company for various purposes, including reporting results of operations to the Board of Directors of the Company and analysis of performance. The measures exclude certain items that management does not allocate to our segment results because it believes they are not a result of the Company’s current operations. Although management believes that these adjustments result in measures that provide a useful representation of our operational performance, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning or net cash flow provided by operating activities as prepared in accordance with accounting principles generally accepted in the United States.

The reconciliation from net earnings attributable to Owens Corning to adjusted earnings is shown in the table below (in millions):

	Twelve Months Ended December 31,
	2015	2014
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$330	$226
Adjustment to remove adjusting items, net of tax	1	48
Adjustment to remove significant tax reserve reversals *	(27)	(66)
ADJUSTED EARNINGS	$304	$208

*	Please refer to Table 6 "EPS Reconciliation Schedules" for additional information on the reconciliation of adjusted earnings.
The reconciliation from net cash flow provided by operating activities to free cash flow and the calculation of free cash flow conversion of adjusted earnings are shown in the table below (in millions):

	Twelve Months Ended December 31,
	2015	2014
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$742	$452
Cash paid for property, plant and equipment	(393)	(374)
Purchases of alloy	(8)	(28)
FREE CASH FLOW	$341	$50
ADJUSTED EARNINGS	$304	$208
FREE CASH FLOW CONVERSION OF ADJUSTED EARNINGS	112%	24%

Table 8
Owens Corning and Subsidiaries
Revision of Composites Segment Information
(unaudited)

Composites
During the fourth quarter of 2015, the Company discovered an error between Net sales and Cost of sales due to incorrect eliminations in our Composites segment. For the first, second and third quarters of 2015, previously reported Net sales and Cost of sales were overstated by $4 million, $11 million and $14 million, respectively. For the first, second, third and fourth quarters of 2014, previously reported Net sales and Cost of sales were overstated by $3 million, $5 million, $4 million and $4 million, respectively. These errors had no effect on segment EBIT. Quarterly net sales for the Composites segment have been revised accordingly. The table below provides a summary of Net sales and EBIT for the Composites segment (in millions):

	Three Months Ended								Twelve Months Ended
	March 31,		June 30,		September 30,		December 31,		December 31,
	2015	2014	2015	2014	2015	2014	2015	2014	2015	2014
Net Sales, as previously reported	$478	$477	$508	$505	$500	$489	n/a	$464	n/a	$1,935
Revision ( a )	(4)	(3)	(11)	(5)	(14)	(4)	n/a	(4)	n/a	(16)
Net Sales, as revised	$474	$474	$497	$500	$486	$485	$445	$460	$1,902	$1,919
% change from prior year	—%	3%	(1)%	6%	—%	7%	(3)%	—%	(1)%	4%
EBIT	$60	$27	$67	$37	$61	$32	$44	$53	$232	$149
EBIT as a % of net sales	13%	6%	13%	7%	13%	7%	10%	12%	12%	8%

( a )	In 2015 and 2014, this revision lowered the previously reported favorable mix in Net sales of the Composites segment.